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                                                                    EXHIBIT 10.6

                               FIRST AMENDMENT TO

                          WHITING PETROLEUM CORPORATION

                          PRODUCTION PARTICIPATION PLAN

                                    RECITALS

                1. Effective January 1, 1981, Whiting Petroleum Corporation, a Delaware corporation (the "Company") established the Whiting Petroleum Corporation Production Participation Plan (the "Plan").

                2. Under section 6.3 of the Plan, the Company reserved to itself, through action of its board of directors, the right to amend the Plan from time to time. Pursuant to that power, the Plan is hereby amended, effective as of October 1, 1983, in the manner set forth below.

                                    AMENDMENT

                1. The second sentence of Section 6.1 of the Plan is hereby amended in its entirety to provide as follows:

                "Upon the termination of the Plan, or upon the sale or exchange of all or substantially all of the Company's assets, the merger of the Company or the liquidation of the Company (but only if the management of the purchaser, exchangor or other successor organization is substantially different from the management of the Company prior to such sale, exchange, merger or liquidation), the interests of all participants in the Plan shall become fully vested, notwithstanding any other provision hereof."

                IN WITNESS WHEREOF, the undersigned have executed this First Amendment this 2nd day of December, 1983.

ATTEST:                                  WHITING PETROLEUM CORPORATION


/s/ Patricia J. Butler                   By:  /s/ Kenneth R. Whiting
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